EXHIBIT (s) (ii)

Authorization for Attorneys-in-Fact to Sign the Registration Statement on Behalf of the President (Chief Executive Officer) and the Treasurer (Chief Financial Officer)

VOTED:

That the President (Chief Executive Officer) and the Treasurer (Chief Financial Officer) of the Trust are granted the authority to execute a power of attorney in favor of other appropriate persons, as determined by such officers, for the purpose of signing the Trust’s Registration Statement on Form N-2, and any amendments thereto.